Exhibit 3.2

CASCADES INC.

GENERAL BY-LAWS

BY-LAW NO. 2008-1

ARTICLE I - INTERPRETATION

1.                                       Definitions

“Act” means the Companies Act, R.S.Q., c. C-38 as well as any amendment made thereto;

“Articles” means the Articles of Incorporation, amendment or amalgamation of the Company which are annexed to the Certificate of Incorporation, amalgamation or continuation as well as any amendment made thereto;

“Board of Directors” means collectively the directors of the Company;

“By-laws” means the present by-laws and any other by-laws of the Company which are then in force as well as any modifications made thereto;

“Directors” also means the Board of Directors.

2.                                       Rules of Interpretation

Terms used in the singular only include the plural and vice versa and terms used in the masculine gender shall include the feminine gender and vice versa and words and expressions denoting natural persons also refer to legal persons including corporations, companies, or any other group of natural or legal persons.

3.                                       Titles

Titles used in these general by-laws are for ease of reference only and shall not be considered in the interpretation of the provisions contained herein nor shall they be deemed to modify or explain the scope or meaning of such terms and provisions.

ARTICLE II - HEAD OFFICE

1.                                       Head Office

Subject to subsequent amendments in accordance with the provisions of the Act, the address of the head office of the Company shall be determined by resolution of the Board of Directors within the boundaries of the Judicial District of Drummond.

The Company may transfer its head office to any other Judicial District by amending its articles and this amendment will be effective as of the date indicated on the certificate of amendment.

ARTICLE III - MEETINGS OF SHAREHOLDERS

1.                                       Annual Meeting

The annual general meeting of shareholders shall be held each year on the date and at the time that the Board of Directors determines for the purpose of receiving the financial statements and related auditors’ report, electing the directors and appointing the auditors and authorizing the Board of Directors to fix their remuneration and taking cognizance of and transacting any business that may legally be brought before the meeting.

The annual general meeting of shareholders shall be held at the head office of the Company or at such other place in the Province of Quebec as may be determined by the Board of Directors.

An annual meeting may also constitute a special meeting for the purpose of taking cognizance of and transacting any business that may be transacted at a special meeting.

2.                                       Special Meeting

A special general meeting of shareholders, whether general or not, may be called at any time by order of the Chairman of the Board of Directors, the President of the Company or the Board of Directors.  A special meeting, whether general or not, may be held separately or as part of an annual meeting.

Special meetings of shareholders shall be held at the head office of the Company or at such other place in or outside the Province of Quebec as may be designated by the Board of Directors.  However, if the agenda of the special meeting of shareholders provides for the election of directors, such meeting shall be held in the Province of Quebec.

3.                                       Calling of a Special General Meeting by Shareholders

The Board of Directors shall be required to convene a special general meeting of shareholders when requisitioned in writing by holders of not less than one-tenth of the issued shares of the Company of that class or classes of shares which, on the date of the requisition, carry the right to vote at the meeting sought to be held.  The requisition shall state the business to be transacted at the meeting, which business must be within the powers of the general meeting of shareholders.  If the meeting is not called and held within twenty-one (21) days from the date on which the requisition is delivered to the head office of the Company to the attention of the Secretary, any shareholders, whether or not they signed the requisition, who hold not less than one-tenth of the issued shares of the Company that carry the right to vote at the meeting sought to be held may call such special general meeting.

4.                                       Notices and other Communications

Subject to the provisions of paragraph 3 of this Article III, a written notice of the date, time, place and purpose of any meeting of shareholders shall be given to everyone whose name is entered in the relevant register and entitled to vote at the meeting. The notice shall be delivered or mailed at least twenty-one (21) days but not more than fifty (50) days before the date of the meeting. Such notice shall be given by the Secretary or by any other officer of the Company designated by the Directors or by the person calling the meeting. It is not required that the notice be signed by hand.

Any notice, communication or document to be given by the Company pursuant to the Act, the Articles, the by-laws or otherwise, to a shareholder, director, officer or auditor shall be sufficiently given if delivered personally to the person to whom it is to be given, or if delivered to his recorded address, or if mailed by prepaid mail addressed to him at this recorded address.

In addition to the foregoing, any such notice, communication or document required to be given may instead be delivered by the Company in an electronic or other technologically enhanced format, provided that the requirements of the applicable law in respect of such delivery have been complied with in all respects, including, where required, receipt by the Company of the prior consent of the recipient to the delivery of such notice, communication or document in electronic or other technologically enhanced format and the designation by the recipient of the information system for receipt thereof.

5.                                       Shareholders Address

Each shareholder must furnish to the Company a postal address or an electronic address to which may be sent any notice addressed to him.  Any notice sent to the shareholder whose name appears on the registers of the Company at the time of such sending is enforceable to any other person who has acquired any rights to such shares as long as such party has not otherwise requested that the registers of the Company be modified by entering such party’s name and address.

6.                                       Failure to Give Notice

Any involuntary failure to give a notice of a meeting or non-receipt of such notice by a shareholder shall not invalidate any resolution passed or any proceedings conducted at such meeting.

7.                                       Incomplete Notice

Any involuntary failure to mention in the notice of annual general or special meeting any matter which the Act or these by-laws require to be dealt with at such meeting shall not prevent the meeting from validly dealing with such matter.

8.                                       Waiver of Notice

Any shareholder or duly appointed proxy of a shareholder may, either before or after the general or special meeting is held, waive the notice of such meeting, or any irregularity during such meeting or contained in the notice of meeting. A shareholder’s presence at a meeting, either in person or by proxy, shall constitute a waiver of the notice of such meeting, unless he attends specifically to object to its being held based on the irregularity of its calling.  A certificate from the Secretary or any other duly authorized officer of the Company or from the registrar or transfer agent of the Company shall constitute irrefutable proof that a notice was sent.

9.                                       Quorum

Two (2) persons present in person and who are themselves shareholders entitled to vote at such meeting or proxies for an absent shareholder entitled to vote at such meeting and representing personally or by proxy twenty percent (20%) of the issued and outstanding shares of the Company carrying the right to vote at the meeting, shall constitute the required quorum to transact business at any meeting of shareholders. If a quorum is present when the meeting is opened, the shareholders who are in attendance may transact all business at such meeting, notwithstanding the fact that there may not have been a quorum throughout the entire meeting.

10.                                 Adjournment

Whether or not there is a quorum, any meeting of shareholders may be adjourned from time to time by a vote of the majority of the shareholders then present in person or represented by proxy to a date (provided such adjournment is for at least fifteen (15) days) and at the place and time determined by such shareholders without further notice than the announcement made at the meeting, if the meeting is adjourned for less than thirty (30) days. Otherwise, a written or electronic notice of at least twenty-one (21) days must be given of the date of adjournment. Any business that could have been transacted at a meeting prior to its adjournment may also be transacted at the meeting at which there is a quorum, in accordance with the provisions of paragraph 9 of this Article III or the constituting act, as the case may be.

11.                                 Record Date

The Board of Directors may fix a date preceding the date on which a meeting is to be convened or held as the record date for the purpose of determining shareholders entitled to receive notice of or to vote at the meeting, and only those registered shareholders on the date so fixed shall be so entitled, notwithstanding any transfer of shares in the registers of the Company between the record date and the date on which the meeting is convened or held.

12.                                 Voting and Qualification

Unless otherwise prescribed by the Act, the Articles or by any other by-law of the Company, each shareholder shall be entitled to one vote per share held at any meeting of shareholders. The shareholders of record being entitled to vote at a meeting of shareholders and the number of shares held by them shall respectively be determined according to the Company’s shareholders’ register as at the close of business on the record date for the holding of the meeting.

If two or more persons hold shares jointly, those who attend the meeting of shareholders may, in the absence of the others, vote such shares. However, if two or more co-holders are present or represented by proxy at the meeting and wish to vote thereat, they may only do so as one and the same person. If more than one co-holder is present or represented by proxy, the vote shall be joint and to the same effect.

13.                                 Proxies

Votes may be cast by the shareholder himself or by his proxy or by one or more substitute proxies. Any person, whether or not a shareholder of the Company, may carry out the duties of a proxy and act in the manner, to the extent and in accordance with the instructions set forth in the appointing instrument. A proxy may also be appointed by a corporation holding at least one share of the share capital of the Company carrying the right to vote at the meeting.

Unless otherwise prescribed in the notice of meeting, such proxy shall be provided to the Secretary of the Company at least 24 hours before the meeting.

14.                                 Chairman of the Meeting

The Chairman of the Board of Directors shall preside at every meeting of shareholders. In his absence, the Executive Vice-Chairman of the Board of Directors, or in his absence, the President of the Company, or in his absence, any person appointed by the Board of Directors, shall preside at such meeting. If the meeting only consists of proxies, a proxy elected by the meeting shall then act as chairman.

15.                                 Secretary

At every meeting of shareholders, the Secretary of the Company, or in his absence, an Assistant-Secretary, or in the absence of the Secretary and any Assistant-Secretaries, a person designated by the Chairman of the meeting, shall act as secretary.

16.                                 Resolutions

Unless otherwise prescribed by the Act, the Articles or any other by-law of the Company, all matters submitted to meetings of shareholders shall be decided by majority vote.

17.                                 Vote by Show of Hands

Unless otherwise prescribed by the Act, any vote may be taken by a show of hands at any meeting of shareholders, unless a poll is requested. When the Chairman of the meeting declares that a resolution has been passed, or passed unanimously, or by a specified majority, or rejected, and an entry to this effect is made in the minutes of the meeting, that will be sufficient proof of the passing or rejection of such resolution without it being necessary to prove the number or proportion of the votes cast.

18.                                 Vote by Secret Ballot

If the Chairman of the meeting so orders or if another person also holds or represents by proxy not less than 10% of the shares entitled to vote at the meeting so requests, voting shall be by secret ballot (either before or immediately after the result of the vote by a show of hands is declared). In such instance, the secret ballot shall be held in the manner determined by the chairman of the meeting.

19.                                 Scrutineers

The Chairman of the meeting may appoint scrutineers (who may but need not be directors, officers, employees or shareholders of the Company), who shall act according to his instructions.

ARTICLE IV - DIRECTORS

1.                                       Number

Subject to subsequent amendments in accordance with the provisions of the Act,

1.1                       The Company shall be administered by a Board of Directors consisting of a minimum of one (1) member and a maximum of fifteen (15);

1.2                       The number of members in office shall be determined from time to time by resolution of the Board of Directors or by ordinary resolution of the shareholders but any reduction in the number of members shall not have the effect of reducing the term of office of the directors in office.

2.                                       Eligibility Requirements

Unless otherwise provided for in the constituting act, a director shall not be required to be a shareholder of the Company. A director shall be at least eighteen (18) years of age but it is not necessary that he be a resident of Canada or Quebec.

3.                                       Election and Term of Office

Unless otherwise prescribed by the Articles or any other by-law of the Company, the directors shall be elected by the shareholders at the annual meeting; the outgoing directors may be reelected. Such election shall be by a show of hands unless a ballot is requested in accordance with the provisions of paragraph 18 of Article III. If the election of the directors does not take place at the annual meeting, it can be held at a subsequent special general meeting duly called for such purpose. The outgoing directors shall remain in office until their successors are elected.  A director’s mandate ends upon death, resignation, removal or at such time that the director is no longer eligible to act as a director.

4.                                       Vacancies

So long as the directors remaining in office constitute a quorum, they shall be entitled to act even if there is a vacancy on the Board of Directors. The Board of Directors shall also be entitled to elect a new director to fill a vacant seat following the death, resignation, disqualification or removal of a director which has not been filled by the shareholders. The shareholders who are entitled to vote shall also be entitled to elect directors in case of vacancy at any general meeting, or at a special general meeting duly called to fill such vacancies. If, due to a vacancy, the number of directors in office is less than a quorum, a special general meeting shall be called in accordance with the provisions of paragraph 2 of Article III of these by-laws.

5.                                       Compensation

The Board of Directors may from time to time, by resolution of the Board, determine their compensation. The directors shall be entitled to be reimbursed for their travel expenses to attend meetings of the Board of Directors or of any committee of the Board of Directors, as well as all other disbursements incurred on Company business.

6.                                       Disqualification

The office of a director shall be vacated ipso facto if the director:

6.1                       ceases to be qualified, or

6.2                       becomes bankrupt or insolvent or makes a compromise or arrangement with his creditors, or

6.3                       is interdicted or is placed under tutorship or curatorship, or

6.4                       is of unsound mind, or found incapable by a court of another province or country, or

6.5                       is removed from office as set forth below;

but any acts performed in good faith by a disqualified director shall be valid.

7.                                       Resignation

Any director may at any time give his resignation in writing. Such resignation shall become effective on the later of the date the written resignation is sent to the Company or the date specified in such resignation.

8.                                       Removal from Office

The holders of the majority of the shares of the Company carrying the right to vote may, at any time, at a special general meeting of shareholders duly called for such purpose, remove any director of the Company from office before the end of the term, with or without cause. The director who is to be removed from office shall be informed of the place, date and time of the meeting within the same time limit as for the calling of the meeting. He may attend and address the meeting or, in a written statement read by the Chairman of the meeting, set forth the reasons for his objection to the resolution calling for his removal from office.

9.                                       General Powers of Directors

The directors shall, in general, have the power to do all things relating to the control and management of the affairs of the Company that is not contrary to the Act or these by-laws.

10.                                 Conflict of Interest

A director shall avoid placing himself in a situation where his personal interest would be in conflict with is obligation as a director of the Company.

A director shall declare forthwith to the Company any interest he has in an enterprise or other entity that may place him in a situation of conflict of interest and any right he may set up against it, indicating their nature and value, if applicable.  This declaration of interest shall be recorded in the minutes of the proceedings of the Board of Directors.  A general declaration shall be valid so long as the facts remain unchanged and a director need not reiterate such declaration for any specific subsequent transactions.

11.                                 Contracts with the Company

A director may, even in carrying on his duties, directly or indirectly, acquire rights in the property of the Company or enter into contracts with the Company, provided that he immediately makes a full disclosure thereof to the Company, indicating the nature and value of the rights he is acquiring, and requests that such disclosure be recorded in the minutes of the proceedings of the Board of Directors or in the written resolution in lieu thereof.

A director who has in interest in an acquisition of property or in a contract shall, except if required, abstain from discussing and voting on the question and, if a vote is cast by such director, such vote shall not be counted.  However, this rule shall not apply to matters concerning the remuneration or conditions of employment of the director.

At the request of the Chairman or of any director, the director who has in interest shall leave the meeting while the Board of Directors discusses and votes on the acquisition or the contract in question.  The same principle applies to a director who holds an interest in an offer or under a takeover bid for the shares of the Company while the Board of Directors discusses and votes on the bid.

Neither the Company nor its shareholders may contest the validity of an acquisition of property or a contract involving the Company on the one hand and a director, directly or indirectly, on the other hand, on the sole ground that the director is a party thereto or has an interest therein, provided that the proper declaration referred to above has been made forthwith by such director.

12.                                 Borrowing

The directors may from time to time on behalf of the Company:

12.1                 borrow money upon the credit of the Company;

12.2                 issue, pledge or sell debentures and other securities of the Company at such price and for such amount as is deemed appropriate;

12.3                 hypothecate or otherwise encumber the immovable and movable property of the Company;

12.4                 delegate in whole or in part the aforementioned powers to one or more officers of the Company, to such extent and upon such terms and conditions as are set forth in the resolution respecting the delegation of powers.

This by-law shall be deemed to supplement but not replace any borrowing by-law adopted for banking purposes, unless otherwise provided in the relevant by-law.

ARTICLE V - MEETINGS OF DIRECTORS

1.                                       Regular Meetings

The Board of Directors shall, without notice, meet immediately after the annual meeting of shareholders and at the same place, or immediately after a special general meeting of shareholders at which directors were elected and at the same place, to elect a Chairman of the Board, to appoint all other officers of the Company and transact all other business.

The Board of Directors may set a day or days in any month for the holding of regular meetings of the Board of Directors, at the place, date and time set by the Board. A copy of any resolution of the Board of Directors determining the place and time of such regular meeting shall be sent to each director immediately after it is passed. No other notice shall be required for any regular meeting except where the Act requires that the purpose of such meetings or the business to be transacted thereat be specified.

2.                                       Other Meetings

The Board of Directors may meet at any time and at any place and for any purpose whatsoever, if called by the Chairman of the Board, the President or a director, provided that a notice is duly given to each director, or without notice if all of the directors are present or waive the notice of meeting in writing or by any other electronic means of communication.

3.                                       Participation

The directors may, if they all agree, participate at meetings of the Board of Directors by any means allowing all of the participants to hear each other, such as by telephone or by videoconference. They shall then be deemed to have attended the meeting.

4.                                       Notices of Meetings

In all instances, a notice shall be deemed to be sufficient if it indicates the day, time and place of the meeting and is sent by any means of transmission permitted by the Act or the by-laws at least forty-eight (48) hours before the meeting. It shall be sent to the director’s last known business or home address. In the event of an emergency, the time limit shall be reduced to twenty-four (24) hours. The notice shall be given by the Secretary or by any other officer designated by the President or the directors. It shall not be necessary that the notice be signed nor that it mention the nature of the questions to be dealt with at the meeting.

5.                                       Quorum

The majority of the directors who should be in office from time to time shall form a quorum at any meeting of the Board of Directors.  The quorum shall be maintained throughout the entire meeting.

If the Company has only one director, such director shall exercise the rights and assume the obligations of the Board of Directors.

6.                                       Adjournment

Whether or not there is a quorum, any meeting of the Board of Directors may be adjourned from time to time by a vote of the majority of the directors who are present and be held later without the necessity of giving a new notice.  At the recommencement of the meeting, the Board of Directors may validly deliberate in accordance with the terms established at the time of the adjournment provided that there is a quorum.  The directors who constituted a quorum at the initial meeting do not have to form part of the quorum at the re-adjourned meeting.  If there is no quorum at the re-adjourned meeting, the meeting is deemed to have ended at the preceding meeting when the adjournment was initially declared.

7.                                       Voting

Subject to these by-laws each director is entitled to one vote.  Any matters submitted to a meeting of the directors shall be decided by majority vote. The vote shall be by show of hands unless a secret ballot is requested by the Chairman of the meeting or by a director, in which case the vote shall be by secret ballot.  If the vote is by ballot, the Secretary of the meeting shall be the scrutineer and shall count the ballots.  Voting by proxy is not allowed for meetings of the Board of Directors.

8.                                       Chairman of the Board

The Chairman of the Board shall preside at all meetings of the Board of Directors. If there is no Chairman of the Board or if he is absent, the meeting shall be chaired by the Executive Vice-Chairman of the Board, if there is one, failing which, by the President of the Company if he is a director or, in his absence, by a Vice-President if he is a director. In their absence, any director chosen by the majority of the members of the Board of Directors shall preside at the meeting.

9.                                       Secretary

At any meeting of the directors, the Secretary or, in his absence, an Assistant-Secretary, or in the absence of an Assistant-Secretary, any person appointed by the Chairman of the meeting shall act as secretary.

10.                                 Waiver of Notice

Any director may waive notice of a meeting of the Board of Directors in writing either before or after the meeting is held. His mere presence at the meeting shall constitute a waiver unless he attends specifically to object to the meeting being held based on the irregularity of its calling.

11.                                 Validity of the Acts of the Directors

Any act by the Board of Directors or by any person acting as a director, even if it is later discovered that there was some irregularity in the election or appointment of the director or of the person acting as such or that one or more members of the Board of Directors was disqualified, shall be as valid as though each such person had been duly appointed or elected or was qualified to be a director.

12.                                 Written Resolutions

Written resolutions, signed by all of the directors entitled to vote on such resolutions at meetings of the board, shall have the same value as though they had been adopted during such meetings.  A copy of such resolutions shall be kept with the minutes of the deliberations of the board.

ARTICLE VI - OFFICERS

1.                                       Officers

The Board of Directors may, by resolution, appoint such officers and other mandataries as it deems appropriate and determine their title, functions, powers and remuneration.  The same person may hold more than one office.  Except for the Chairman of the Board, who must be a director, an officer need not be a director or shareholder of the Company.  Each such officer or mandatary may be removed at any time by the Board of Directors.  Any officer or mandatary may resign at any time by way of notice to the Company.

ARTICLE VII - COMMITTEES

1.                                       Committees of Directors

The Board of Directors may appoint a committee or committees of directors, the designation of any such committee being at the discretion of the Board of Directors, and it may delegate to such committee or committees all of the powers of the Board of Directors except those which, under the Act, must be exercised by the Board of Directors or those which the Board of Directors may expressly reserve for itself.  The Board of Directors may, by choosing among its members, fill any vacancy on any of its committees.  Members of any Board committee shall have the right to receive for their services such compensation that the Directors may establish by resolution.

2.                                       Administrative Committee

One of the committees the Board of Directors shall be entitled to appoint may be referred to as the Administrative Committee. This committee shall consist of at least three (3) members who must be directors and who shall be appointed at the discretion of the Board. Subject to paragraph 1 of this Article VII, this committee shall exercise all of the powers and prerogatives of the Board of Directors relating to non-significant administrative matters of the Company for which the approval of the Board of Directors is otherwise required or is desirable. The Administrative Committee shall report regularly on its activities to the Board of Directors. Any rights granted or obligations incurred by the authority of the Administrative Committee shall be deemed to be valid and shall be binding on the Company.

3.                                       Audit Committee

The Board of Directors may also appoint an audit committee consisting of at least three (3) directors all of whom shall respect the applicable rules regarding independence and competency.  The members of the audit committee shall remain in office, provided they remain directors, until they are removed from office or their successors are elected.

4.                                       Procedure

The meetings of each committee shall be held at the time and place specified as convened by the chairman of the committee or, in his absence, by a member of the said committee. Unless otherwise determined by the Board of Directors, each committee shall have the power to determine the quorum provided it is not less than the majority of the members, to appoint its chairman and determine its internal procedure. The powers of the committee may be exercised at a meeting at which there is a quorum or by written resolution signed by all of the members entitled to vote on such resolution. The members of any committee may, if they all agree, participate in meetings of such committee by any means allowing all of the participants to hear each other, such as by telephone or by videoconference. They shall then be deemed to have attended the meeting.

ARTICLE VIII - SEAL

1.                                       Description

The Company shall possess a seal on which its name shall be engraved. The seal or any amendment thereto shall be adopted by resolution of the directors. It shall be authenticated by the signature of the President or Secretary.

ARTICLE IX - LIABILITY OF DIRECTORS, OFFICERS AND OTHER PERSONS

1.                                       Limitation of Liability

Subject to Sections 123.87 and following of the Act, no director or officer of the Company shall be responsible for the deeds, actions, omissions or default of any director, officer, agent or employee, nor for any loss, damage or expense sustained by the Company due to a title defect or insufficiency in respect of any property acquired by or on behalf of the Company, or the insufficiency of any security in reliance on which the Company has invested money, or for any loss or damage resulting from bankruptcy, insolvency or delictual or quasi-delictual acts by any person, firm or corporation with which money, securities or instruments have been placed or deposited or for any other loss, damage or misadventure of any nature that might arise in the performance of his duties or in connection therewith.

2.                                       Indemnification

The Company shall indemnify and hold harmless any directors or officers of the Company, any former directors or officers of the Company, or any persons who act or have acted at the request of the Company as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, as well as all of the heirs and legal representatives of such persons, with respect to all costs, fees, and expenses and in particular, with respect to all amounts paid to settle an action or to satisfy a judgment, reasonably incurred by such person with respect to any civil, criminal or administrative action or any proceedings in respect of which such person became a party due to his being or having been a director or officer of the Company or of such body corporate, if:

2.1                       He acted honestly and in good faith in the best interests of the Company; and

2.2                       In the case of a criminal or administrative action or an action entailing monetary sanctions, he had reasonable grounds to believe that his conduct was in conformity with the law.

Nothing in the present section shall limit the ability of the company to offer greater indemnities.

3.                                       Insurance

Subject to the provisions of the Act, the Company may, on behalf of the persons mentioned in paragraph 2 of this Article IX, purchase and keep in force such insurance as may be determined by the Board of Directors from time to time.

ARTICLE X - SHARE CAPITAL

1.                                       Certificates and Transfer of Shares

Certificates representing the shares of the Company shall bear the signatures or a facsimile of the signatures of the President or a Vice-President and of the Secretary or an Assistant-Secretary of the Company. Any certificate bearing a signature of a duly authorized officer is valid, notwithstanding that the signatory has ceased occupying the position.

2.                                       Record Date and Closing of Registers

The Board of Directors may fix a date for the payment of a dividend in accordance with the TSX Policy on the declaration of dividends or such relevant exchange upon which the Company’s securities are listed, the granting of rights or any other form of distribution, as the record date to determine shareholders who are entitled to such dividend, rights or distribution, and only such registered shareholders as at such date shall be entitled thereto, notwithstanding any transfer of shares in the registers of the Company between the record date and the date on which the dividend is paid, the rights are granted or the distributions are made.

3.                                       Transfer Agents

The Board of Directors may appoint or remove transfer agents or registrars and make by-laws governing the transfer of shares and registration thereof.  Any share certificate issued after such appointment must be countersigned by such agents, failing which such certificate shall be invalid.

4.                                       Lost, Mutilated or Destroyed Certificates

In the event of the loss, mutilation or destruction of a share certificate held by a shareholder, the fact of such loss, mutilation or destruction shall be reported to the Company or transfer agent (if any) by such shareholder with proof by way of a sworn or statutory declaration by the shareholder or other proof the directors may require concerning the loss, mutilation or destruction and the circumstances thereof, accompanied by the shareholder’s request for the issuance of a new certificate to replace the one that was lost, mutilated or destroyed. Upon reception by the Company (or if there are one or more transfer agents and registrars, then by the Company and by such transfer agents and registrars or by anyone of them) of such security (if any) as may be required by the Board of Directors (or by the transfer agents and registrars, if any) in the form approved by counsel for the Company, indemnifying the Company (and its transfer agents and registrars, if any) against any loss, damage or costs which the Company and/or the transfer agents and registrars, if any, may incur by issuing a new certificate to the said shareholder, a new certificate may be issued to replace the one that was lost, mutilated or destroyed, provided that such issuance is ordered by the President or a Vice-President or the Secretary or Treasurer of the Company then in office or by the Board of Directors.

5.                                       Undivided Shareholders

If two (2) or more persons are registered as the undivided holders of any share, the Company shall not be required to issue more than one certificate to such persons, and the delivery of such a certificate to one of such persons shall be sufficient in respect of all such persons. Each such person may give a receipt for the certificate issued to such persons or for any dividends, bonuses, discounts or other moneys payable or purchase rights relating to such share.

6.                                       Deceased Shareholders

In the event of the death of a shareholder or one of the undivided holders of shares, the Company shall not be required to enter any registrations in this regard in the register of transfers or make any payment of dividends on such shares or other distribution in respect thereof without the prior filing of any documents that may be required by the Act and in compliance with the reasonable requirements of the Company and its transfer agent, if any.

ARTICLE XI - FISCAL YEAR, OFFICES AND DIVIDENDS

1.                                       Fiscal Year

The Company’s fiscal year shall end each year on the last day of the month of December.

2.                                       Offices

The Company may establish offices at any place in Québec, Canada or elsewhere as may be determined by the directors from time to time by resolution.

3.                                       Dividends

The Board of Directors may, from time to time and in compliance with the Act, declare and pay dividends to the shareholders according to their respective rights.

The directors may declare dividends payable in cash, in assets or in fully paid-up shares and pay same to the shareholders according to their entitlement and interest. Any cash dividends shall be paid by cheque or money order sent by mail to the address shown in the registers or, in the case of joint holders, to the address of the holder appearing first in the registers. Such cheques or money orders shall be made to the order of the registered holder and, in the case of co-holders, jointly in the names of all the co-holders. The sending of such cheques or money orders shall release the Company from any liability for such dividend up to the amount represented by such cheque or money order plus the amount of any taxes deducted or withheld, unless such cheque or money order is paid upon presentation. No unpaid dividends shall bear interest.

In the event that a cheque or money order representing a dividend amount is not received by the person to whom it was sent as mentioned above, the Company shall issue such person a cheque or money order in replacement of the cheque or money order not received for a similar amount on such conditions regarding indemnification, reimbursement of costs and proof of non-receipt and title as the Board of Directors may prescribe from time to time, in general or in a specific case.

Any dividends unclaimed after a period of six (6) years from the date they were declared payable shall be forfeited and shall revert to the Company.

ARTICLE XII - NEGOTIABLE INSTRUMENTS, CONTRACTS, VOTING OF SHARES AND JUDICIAL DECLARATIONS

1.                                       Cheques, Bills of Exchange, Etc.

All cheques, bills of exchange, promissory notes and other negotiable instruments shall be signed by the person or officer designated by the Board of Directors. Unless a resolution to the contrary is passed by the Board of Directors, all endorsements of cheques, bills of exchange, promissory notes or other negotiable instruments payable to the Company shall be made for collection and deposit to the credit of the Company with a bank or duly authorized depository. Such endorsements may be made by way of a stamp or other device.

2.                                       Contracts, etc.

Any contracts or other documents in writing made in the normal course of the business of the Company and requiring the Company’s signature may be validly signed by the Chairman of the Board, the President, any Vice-President, the Secretary, the Treasurer or the

Assistant-Secretary of the Company, and all contracts or other documents made in writing so signed shall bind the Company, without further formality or authorization. The Board of Directors shall have the power to appoint, by resolution and from time to time, any other officer or any other person to sign contracts or other documents made in writing on behalf of the Company, which authorization may be general or specific. The Company’s seal may, if required, be affixed to such contracts or other documents in writing signed as aforesaid.

3.                                       Voting of Shares of Other Companies

Unless otherwise decided by the Board of Directors, the Chairman of the Board, the President, any Vice-President, the Secretary, the Treasurer or the Assistant-Secretary of the Company shall each have the power and authority, for and on behalf of the Company to:

3.1                       Attend, act and vote at any meeting of the shareholders of any company or corporation in which the Company may, from time to time, hold shares and at such meeting he shall be entitled to exercise each and every one of the rights and powers attaching to the ownership of such shares as though he were the owner thereof; or

3.2                       Issue one or more proxies authorizing other persons to act in the manner described above.

The Directors may, from time to time, grant the same powers to any other person.

4.                                       Judicial Declarations

The Chairman of the Board, the President, any Vice-President, the Secretary, the Treasurer or the Assistant-Secretary of the Company, shall be authorized hereunder to make, on behalf of the Company, any garnishment declaration, before or after judgment, and to answer any examination on the facts and particulars and other proceedings which may be necessary in any litigation involving the Company; to make any application for dissolution or liquidation, or any petition in bankruptcy against any debtor of the Company and grant powers of attorney in connection with such proceedings; to represent the Company at any meeting of creditors in which the Company has interests to be safeguarded and to vote and make any decisions at such meetings. It shall, however, be in the board’s discretion to appoint, by resolution, any other person for the purpose of representing the Company for the above-mentioned purposes.

ARTICLE XIII - REVOCATION

On the effective date of these general by-laws, By-law No. C-1 hitherto in existence shall be repealed; however, such repeal shall not affect the past application thereof nor the validity of any measures taken, resolutions passed and rights, privileges or obligations created thereunder before their repeal, nor the validity of any contract or undertaking entered into thereunder.

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ADOPTED BY THE BOARD OF DIRECTORS ON MARCH 14, 2008

RATIFIED BY THE SHAREHOLDERS ON MAY 8, 2008